UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

Radiant Systems, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 576-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Report is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 3, 2008, Radiant Systems, Inc. (“Radiant”), through its indirect, wholly owned subsidiary Radiant Systems GmbH, a limited liability company organized under the laws of Austria (the “Purchaser”) and pursuant to that certain Stock Purchase Agreement dated July 3, 2008, by and among the Purchaser, Orderman GmbH, a limited liability company organized under the laws of Austria (“Orderman”), and Alois Eisl, Franz Blatnik, Gottfried Kaiser and Ing. Willi Katamay, collectively constituting all of the shareholders of Orderman (the “Purchase Agreement”), acquired all of the outstanding shares of capital stock of Orderman (the “Shares”). Orderman is a leading manufacturer of wireless, customizable, handheld ordering and payment devices for the hospitality industry. The purchase price paid for the Shares, paid in Euros at closing, was € 19.65 million, or approximately $30.85 million. Such purchase price is subject to adjustment after the closing based on the Net Assets of Orderman on the Effective Date (each as defined in the Purchase Agreement). Radiant funded the acquisition with borrowings under its expanded revolving credit facility described under Item 2.03 below and cash on hand.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 2.1 to this Report and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 27, 2008, Radiant exercised an option under its previously disclosed Credit Agreement dated as of January 2, 2008 (the “Credit Agreement”) among Radiant, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, to increase the revolving credit commitments thereunder from an aggregate of $60 million to an aggregate of $80 million and, in connection with such increase, to add Wachovia Bank, National Association, as an RCCI Lender (as defined in the Credit Agreement). On July 3, in conjunction with the closing of the acquisition described under Item 2.01 above, Radiant borrowed approximately $24,000,000 under such expanded revolving credit facility. For additional information concerning the revolving credit facility, see Radiant’s Report on Form 8-K dated January 2, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of July 3, 2008, by and among Radiant Systems GmbH, Orderman GmbH, Alois Eisl, Franz Blatnik, Gottfried Kaiser, and Ing. Willi Katamay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: July 9, 2008	/s/ Mark E. Haidet
Mark E. Haidet
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of July 3, 2008, by and among Radiant Systems GmbH, Orderman GmbH, Alois Eisl, Franz Blatnik, Gottfried Kaiser, and Ing. Willi Katamay

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